Registration No. 333-190024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

________________

INDEPENDENCE BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

________________

South Carolina	20-1734180
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

500 East Washington Street

Greenville, South Carolina 29601

(Address of Principal Executive Offices) (Zip Code)

________________

INDEPENDENCE BANCSHARES, INC. 2013 EQUITY INCENTIVE PLAN

INDEPENDENCE BANCSHARES, INC. 2005 STOCK INCENTIVE PLAN

(Full title of the plans)

________________

Gordon A. Baird

Chief Executive Officer

Independence Bancshares, Inc.

500 East Washington Street

Greenville, South Carolina 29601

(864) 672-1776

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________

Copies to:

Neil E. Grayson

Benjamin A. Barnhill

Michael F. Johnson

Nelson Mullins Riley & Scarborough LLP

104 South Main Street, Suite 900

Greenville, South Carolina 29601

(864) 250-2235

________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)(3)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, par value $0.01 per share	192,250	$1.07	$205,707.50	$28.06

(1)

In addition to the shares set forth in the table, pursuant to Rule 416(a) under the Securities Act of 1933 (the “Securities Act”), the number of shares registered includes an indeterminable number of shares of common stock issuable under the Independence Bancshares, Inc. 2013 Equity Incentive Plan, as adjusted to include any additional shares of common stock that may become issuable as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act. The price per share and aggregate offering price are based on the closing sale price of the registrant’s common stock on August 26, 2013, as reported by the OTC Bulletin Board.

(3)

Additional shares that are available for issuance pursuant to the “evergreen” provision of the Independence Bancshares, Inc. 2013 Equity Incentive Plan.

EXPLANATORY NOTE

This amended registration statement (“Registration Statement”) is filed by Independence Bancshares, Inc. (the “Company” or the “Registrant”) for the purpose of registering, pursuant to General Instruction E to Form S-8, additional shares of the Registrant’s common stock, $0.01 par value per share, which may be issued pursuant to the Independence Bancshares, Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

The 2013 Plan reserved a total of 2,466,720 shares of our common stock for issuance when it was originally adopted and approved by our shareholders on May 15, 2013.  The “evergreen” provision of the 2013 Plan provides that the maximum number of shares that may be issued under the 2013 Plan shall automatically be increased each time the Company issues additional Shares so that the total number of shares issuable under the 2013 Plan, plus 2,466,760 shares reserved under the Company’s 2005 Stock Incentive Plan, shall at all times equal 20% of the then outstanding shares of common stock of the Company; provided, however, that the Board of Directors may adopt a resolution providing that the number of shares issuable under the 2013 Plan shall not be so increased.

We initially registered 2,466,720 shares of our common stock reserved for issuance under the 2013 Plan on a registration statement on Form S-8 filed with the SEC on July 18, 2013 (File No. 333-190024) (the “Initial Registration Statement”). Through the filing of this Registration Statement, we are registering an additional 192,250 shares that have been reserved for issuance pursuant to the “evergreen” provision of the 2013 Plan resulting from our issuance of 769,000 shares of common stock in a registered offering as previously disclosed in our Current Report on Form 8-K filed with the SEC on August 6, 2013.  The 192,250 additional shares of common stock available for issuance under the 2013 Plan are the same class of common stock as the common stock previously registered on the Initial Registration Statement.

In accordance with General Instruction E of Form S-8, the contents of the Initial Registration Statements are incorporated herein by reference and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents previously filed by the Company with the SEC are incorporated by reference in this Registration Statement:

(a)

Our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 28, 2013;

(b)

Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 filed with the SEC on May 13, 2013 and August 12, 2013;

(c)

Our Current Reports on Form 8-K filed with the SEC on January 7, 2013, March 5, 2013, April 1, 2013, April 29, 2013, May 13, 2013, May 21, 2013, July 22, 2013, August 5, 2013 and August 6, 2013; and

(d)

The description of the Company’s common stock set forth in Amendment No. 3 to the Company’s registration statement on Form S-1 (File No. 333-186476) filed with the SEC on June 20, 2013.

All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of those documents furnished or otherwise not deemed to be filed), prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The exhibits required to be filed as part of this Registration Statement are listed in the Exhibit Index attached hereto and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, as of August 27, 2013.

INDEPENDENCE BANCSHARES, INC.

By: /s/ Gordon A. Baird________

Name:

Gordon A. Baird

Title:

Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature

Title

Date

/s/ Gordon A. Baird

Chief Executive Officer and Director

August 27, 2013

Gordon A. Baird

(Principal Executive Officer)

/s/ Martha L. Long

Chief Financial Officer of the Bank

August 27, 2013

Martha L. Long

(Principal Financial and Accounting

Officer)

/s/ Robert B. Willumstad*

Director

August 27, 2013

Robert B. Willumstad

/s/ Alvin G. Hageman*

Director

August 27, 2013

Alvin G. Hageman

/s/ H. Neel Hipp, Jr.*

Director

August 27, 2013

H. Neel Hipp, Jr.

/s/ A. Alexander McLean, III*

Director

August 27, 2013

A. Alexander McLean, III

/s/ Keith Stock*

Director

August 27, 2013

Keith Stock

*By signing his name hereto, Gordon A. Baird is signing this Registration Statement on behalf of each of the persons indicated above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit No.

Description of Exhibit

4.1

Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s registration statement on Form SB-2, File No. 333-121485, filed on December 21, 2004).

4.2

Articles of Amendment to the Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on August 15, 2011).

4.3

Amended and Restated Bylaws dated March 5, 2012 (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed on March 7, 2012).

4.4

Form of certificate of common stock (incorporated by reference to Exhibit 4.2 of the Company’s registration statement on Form SB-2, File No. 333-121485, filed on December 21, 2004).

4.5

Independence Bancshares, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 4.5 of the Company’s registration statement on Form S-8, File No. 333-145095, filed on August 3, 2007).

4.6

Amendment No. 1 to the Independence Bancshares, Inc. 2005 Stock Incentive Plan (incorporated by reference to the Company’s Form 10-Q for the period ended September 30, 2008).

4.7

Amendment No. 2 to the Independence Bancshares, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on March 5, 2013).

4.6

Independence Bancshares, Inc. 2013 Equity Incentive Plan (incorporated by reference to Appendix B of the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 8, 2013).

4.7

Form of Award Agreement for Stock Options (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed on March 5, 2013).

4.8

Form of Award Agreement for Restricted Stock (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on March 5, 2013).

5.1

Opinion of Nelson Mullins Riley & Scarborough LLP.

23.1

Consent of Elliott Davis, LLC.

23.2

Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.1).

24.1

Power of Attorney*

*Previously filed